Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-255958

Prospectus Supplement

(To Prospectus dated May 10, 2021)

Cohen & Steers, Inc.

Up to $100,000,000

Common Stock

We have entered into a sales agreement with BofA Securities, Inc., as Sales Agent, relating to the sale of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell our common stock, par value $0.01 per share, having an aggregate offering price of up to $100,000,000 from time to time.

Sales of shares of our common stock under this prospectus supplement and the accompanying prospectus, if any, may be made by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made in ordinary brokers’ transactions on the New York Stock Exchange (the “NYSE”) or otherwise at market prices prevailing at the time of the sale, at prices related to prevailing market prices or at negotiated prices and block trades. The Sales Agent is not required to sell any specific number or dollar amount of shares of our common stock. The Sales Agent has agreed to use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. We also may sell shares to the Sales Agent as principal for its own account, at a price agreed upon at the time of sale. If we sell shares to the Sales Agent as principal, we will enter into a separate terms agreement with the Sales Agent setting forth the terms of such transaction, and we will describe this agreement in a separate pricing supplement.

The Sales Agent will be entitled to compensation under the terms of the Sales Agreement at a commission rate equal to 1.5% of the gross sales price per share sold. In connection with the sale of common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution” for additional information regarding compensation to be paid to the Sales Agent.

The offering of shares of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of shares of our common stock having an aggregate sales price of $100.0 million pursuant to the sales agreement or (2) the termination of the sales agreement in accordance with its terms.

The net proceeds from any sales under this prospectus will be used as described under the section entitled “Use of Proceeds.” The proceeds we receive from sales of our common stock, if any, will depend on the number of shares actually sold and the offering price of such shares.

Our common stock is traded on the NYSE under the symbol “CNS.” On April 19, 2024, the last reported sale price of our common stock was $72.39 per share.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement, the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities

The date of this prospectus supplement is April 22, 2024.

Prospectus Supplement

Prospectus

Neither we nor the Sales Agent (or any of its affiliates) have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. Neither we nor the Sales Agent (or any of its affiliates) take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. We and the Sales Agent are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

You should assume that the information appearing or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf is accurate only as of their respective dates or on the date or dates which are specified in such documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context requires otherwise, references in this prospectus supplement to the “Company,” “we,” “us” and “our” refer to Cohen & Steers, Inc. and its consolidated subsidiaries.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock and certain other matters relating to us and our business. The second part, the accompanying prospectus, contains and incorporates by reference important business and financial information about us, a description of our common stock and certain other information about us and this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.

The information contained in this prospectus supplement may add, update or change information contained in the accompanying prospectus or in documents that we file or have filed with the SEC. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference filed before the date of this prospectus supplement, the information in this prospectus supplement will supersede such information. Any statement modified or superseded by a statement made in a subsequently filed document that is incorporated or deemed to be incorporated by reference in this prospectus supplement will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect management’s current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these forward-looking statements. We believe that these factors include, but are not limited to, those described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K (which document is incorporated by reference herein), as such factors may be updated from time to time in our periodic filings with the SEC, as well as the other information contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus hereto. These factors are not exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus supplement or in the accompanying prospectus hereto. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

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SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. It does not contain all of the information that you should consider before investing in shares of our common stock. You should carefully read this entire prospectus supplement, the accompanying prospectus and documents incorporated herein and therein, including the factors described or referred to under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 before making an investment decision.

Cohen & Steers

Cohen & Steers, founded in 1986, is a global investment manager specializing in real assets and alternative income, including listed and private real estate, preferred securities, infrastructure, resource equities, commodities, as well as multi-strategy solutions. Headquartered in New York City, with offices in London, Dublin, Hong Kong, Tokyo and Singapore, we serve institutional and individual investors around the world.

Our distribution network encompasses two major channels, wealth and institutional. Our wealth channel includes registered investment advisers, wirehouses, independent and regional broker dealers and bank trusts. Our institutional channel includes sovereign wealth funds, corporate plans, insurance companies and public funds, including defined benefit and defined contribution plans, as well as other financial institutions that access our investment management services directly or through consultants and other intermediaries.

Our revenue from the wealth channel is derived from investment advisory and administration fees, as well as distribution and service fees. Our revenue from the institutional channel is derived from fees received from our clients for managing advised and subadvised accounts. Our fees are based on contractually specified rates applied to the value of the assets we manage and, in certain cases, may include a performance-based fee. Our revenue fluctuates with changes in the total value of our assets under management, which may occur as a result of market appreciation and depreciation, contributions or withdrawals from investor accounts and distributions. This revenue is recognized over the period that the assets are managed.

Our principal executive offices are located at 1166 Avenue of the Americas, New York, NY 10036, and our telephone number is (212) 832-3232.

The Offering

The following summary of the offering contains basic information about the offering and our common stock and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common stock, please refer to the section of the accompanying prospectus entitled “Description of Securities.”

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $100,000,000.

Manner of offering	“At the market offering” that may be made from time to time through our Sales Agent. We may also sell shares to the Sales Agent as principal for its own account. See “Plan of Distribution” on page S-5.

Use of proceeds	We currently intend to use the net proceeds, if any, from this offering. after deducting commissions and offering expenses payable by us, for general corporate purposes, including seeding track record strategies and investment vehicles. See “Use of Proceeds” on page S-4.

Risk factors	See the section titled “Risk Factors” beginning on page 7 of our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus supplement and in the accompanying prospectus, for a discussion of risks you should carefully consider before deciding to invest in our common stock. See “Risk Factors” on page S-3.

NYSE symbol	“CNS.”

RISK FACTORS

Before you invest in shares of our common stock, in addition to the other information in this prospectus supplement and the accompanying prospectus, you should carefully read and consider the risk factors described under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be updated from time to time by our future filings under the Exchange Act. Each of the risks described in these documents could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, and could result in a partial or complete loss of your investment.

In connection with the forward-looking statements that appear in this prospectus supplement and the accompanying prospectus, you should also carefully review the cautionary statement referred to under “Forward-Looking Statements” in this prospectus supplement.

Additional Risks Related to This Offering

This offering and future issuances of our common stock could be dilutive to our earnings per share.

The issuance and sale by us of any shares of our common stock in this offering, the receipt of the net proceeds therefrom and the use of those net proceeds could have a dilutive effect on our earnings per share. Additional issuances of our common stock could also be dilutive to our earnings per share. The issuance or sale by us of our common stock, including the sale by us of shares in this offering, could also adversely affect the trading price of our common stock and our ability to raise capital through future offerings of equity or equity-related securities. In addition, if we are unable to apply any net proceeds we may receive from this offering or from other issuances or sales of our common stock to make investments that generate sufficient revenues to offset the dilutive impact of the issuance by us of shares of our common stock in this offering or from any other such issuances of our common stock, there will be further dilution of our earnings per share.

The actual number of shares of common stock we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the sales agreement. The per share price of the shares of common stock that are sold by the Sales Agent after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with the Sales Agent. Because the price per share of each share of common stock sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares of common stock that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $100.0 million from time to time pursuant to the sales agreement. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement as a source of financing.

We currently intend to use the net proceeds, if any, from this offering. after deducting commissions and offering expenses payable by us, for general corporate purposes, including seeding track record strategies and investment vehicles.

PLAN OF DISTRIBUTION

General

We have entered into a sales agreement with BofA Securities, Inc., as Sales Agent, relating to the offer and sale from time to time of shares of our common stock having an aggregate offering price of up to $100.0 million through the Sales Agent, acting as our agent, or directly to the Sales Agent, acting as principal.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted by law and deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including by ordinary brokers’ transactions through the facilities of the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, in block transactions or as otherwise permitted by law.

The Sales Agent is not required to sell any specific number or dollar amount of shares of common stock, but will use its commercially reasonable efforts, as our agent and consistent with its normal trading and sales practices, to sell, subject to the terms of the sales agreement, shares of common stock, as agreed upon by us and the Sales Agent from time to time.

In no event will the aggregate sales price of shares of our common stock sold by us to or through the Sales Agent, acting as our agent or as principal pursuant to the sales agreement, exceed $100.0 million.

In connection with the sale of shares of our common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed that we will indemnify the Sales Agent against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the Sales Agent may be required to make in respect of those liabilities.

We estimate that the expenses payable by us in connection with the offering and sale of shares of our common stock pursuant to the sales agreement, other than discounts and commissions but including expenses paid prior to the date of this prospectus supplement, will be approximately $680,000. The remaining sales proceeds from the sale of any shares of our common stock, after deducting any transaction fees, transfer taxes or similar fees, taxes or charges imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds from the sale of our common stock offered by this prospectus supplement and the accompanying prospectus.

The offering of shares of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of shares of our common stock having an aggregate sales price of $100.0 million pursuant to the sales agreement or (2) the termination of the sales agreement in accordance with its terms.

Upon its acceptance of instructions from us, the Sales Agent has agreed to use its commercially reasonable efforts to sell shares of our common stock on the terms and subject to the conditions set forth in the sales agreement. We will instruct the Sales Agent as to the amount of common stock to be sold by it as our agent. We may instruct the Sales Agent not to sell our common stock if sales cannot be effected at or above a price designated by us. We or the Sales Agent may at any time immediately suspend the offering of shares of our common stock through the Sales Agent upon notice to the other party.

The Sales Agent will provide written confirmation following the close of trading on the NYSE on each trading day on which shares of our common stock are sold through the Sales Agent under the sales agreement. Each confirmation will include the number of shares of our common stock sold on that day, the aggregate gross proceeds of such sales, the net proceeds of such sales and the compensation payable by us to the Sales Agent in connection with such sales of our common stock.

We will pay the Sales Agent an aggregate fee equal to 1.5% of the gross proceeds from the sales of all shares of common stock sold through the Sales Agent under the sales agreement. We have also agreed to reimburse the Sales Agent for its reasonable and documented out-of-pocket expenses, including the reasonable fees, disbursements and expenses of counsel for the Agent.

Under the terms of the sales agreement, we may also sell shares of our common stock in negotiated transactions or as otherwise agreed with the Sales Agent, including sales to the Sales Agent, as principal for its own account, at a price to be agreed upon at the time of sale. If we sell shares of our common stock in a manner which is not an “at the market” offering, including sales to the Sales Agent, as principal for its own account, we will enter into a separate terms agreement with the Sales Agent, and we will describe the terms of the offering of such shares in a separate prospectus supplement or free writing prospectus if required. The Sales Agent does not have any obligation to purchase shares of common stock from us as principal and may elect whether or not to do so in its sole and absolute discretion.

Certain Relationships

The Sales Agent and its affiliates are a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The Sales Agent and certain of its affiliates has, from time to time, provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Sales Agent and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The Sales Agent and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by us or the Sales Agent that would permit a public offering of the shares of common stock offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The shares offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby will be passed upon for us by Simpson Thacher & Bartlett LLP, Washington, D.C. Certain legal matters in connection with this offering will be passed upon for the Sales Agent by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The financial statements of the Company incorporated by reference in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at https://www.sec.gov. In addition, we make available free of charge on our website (https://www.cohenandsteers.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC.

We have filed a registration statement on Form S-3 with the SEC relating to the shares of our common stock covered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offerings of the shares of common stock by means of this prospectus are terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 23, 2024 (File No. 001-32236);

(2)	Exhibit 99.2 to our Current Report on Form 8-K furnished on April 17, 2024 (File No. 001-32236);[1]

[1]

On April 17, 2024, we issued a press release announcing our results for the quarter ended March 31, 2024, which has been incorporated by reference herein. Deloitte & Touche LLP has not audited, reviewed, compiled or applied agreed-upon procedures with respect to the information set forth therein, and accordingly does not express an opinion or any other form of assurance with respect thereto and assumes no responsibility therefor. Results reported in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 may differ from the information therein as a result of the completion of our financial closing procedures or any adjustments that may result from the completion of our review of our consolidated financial statements, and such differences may be material.

(3)

Our Definitive Proxy Statement on Schedule 14A, filed on March 22, 2024 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023) (File No. 001-32236);

(4)	The description of shares of common stock contained in our Annual Report on Form 10-K for the year ended December 31, 2019 (File No. 001-32236); and

(5)

All documents filed, but not furnished, by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering to which this prospectus supplement relates (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act).

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at https://www.sec.gov. We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon such person’s written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from the Corporate Secretary, Cohen & Steers, Inc., at 1166 Avenue of the Americas, New York, New York 10036. You may also contact the Corporate Secretary at (212) 832-3232.

PROSPECTUS

Cohen & Steers, Inc.

Common Stock

Cohen & Steers, Inc. (the “Company”) may offer from time to time shares of common stock in one or more offerings. The selling stockholders identified in this prospectus may offer from time to time up to 21,660,862 shares of common stock in one or more offerings. An indeterminate number of additional shares of common stock may be offered and sold by selling stockholders who may be identified in future supplements to this prospectus.

This prospectus describes the general manner in which the shares of common stock may be offered and sold by the Company and the selling stockholders. If necessary, the specific manner in which these securities may be offered and sold will be described in a supplement to this prospectus. Any prospectus supplement may also add, supplement or change the information contained in this prospectus.

The Company’s common stock is listed on the New York Stock Exchange under the symbol “CNS.” The last reported sale price of the shares of our common stock on the New York Stock Exchange on May 7, 2021, was $70.78 per share.

Investing in the Company’s securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of any subsequently filed Quarterly Reports on Form 10-Q (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” below.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 10, 2021.

The Company has not authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. Neither the Company nor the selling stockholders are making an offer to sell or seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front cover of those documents. You should read all information supplementing this prospectus.

This prospectus is part of a registration statement that the Company filed with the SEC using a “shelf” registration process. Under the shelf registration process, the Company and certain selling stockholders may offer from time to time shares of common stock in one or more offerings. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus.

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COHEN & STEERS

Cohen & Steers is a leading global investment manager specializing in real assets and alternative income, including real estate, preferred securities, infrastructure, resource equities, commodities, as well as multi-strategy solutions. Founded in 1986, the firm is headquartered in New York City, with offices in London, Dublin, Hong Kong and Tokyo.

Cohen & Steers, Inc. (“CNS”) was organized as a Delaware corporation on March 17, 2004. CNS is the holding company for its direct and indirect subsidiaries, including Cohen & Steers Capital Management, Inc., Cohen & Steers Securities, LLC, Cohen & Steers Asia Limited, Cohen & Steers UK Limited, Cohen & Steers Japan Limited and Cohen & Steers Ireland Limited. CNS and its subsidiaries are collectively referred to as the “Company,” “we,” “us” or “our.”

Our revenue is derived from fees received from our clients, including fees for managing or subadvising client accounts, as well as investment advisory, administration, distribution and service fees received from Company-sponsored open-end and closed-end funds. Our fees are based on contractually specified rates applied to the value of the assets we manage and, in certain cases, investment performance. Our revenue fluctuates with changes in the total value of our assets under management, which may occur as a result of market appreciation and depreciation, contributions or withdrawals from investor accounts and distributions. This revenue is recognized over the period that the assets are managed.

Our principal executive offices are located at 280 Park Avenue, New York, NY 10017, and our telephone number is (212) 832-3232.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect management’s current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “may,” “should,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these forward-looking statements. We believe that these factors include, but are not limited to, those described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of any subsequently filed Quarterly Reports on Form 10-Q (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. These factors are not exhaustive and should be read in conjunction with the other cautionary statements that are included in these reports. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s Internet site at https://www.sec.gov. In addition, we make available free of charge on our website (https://www.cohenandsteers.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC.

We have filed a registration statement on Form S-3 with the SEC relating to the shares of common stock covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document.

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offerings of the shares of common stock by means of this prospectus are terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC:

(1)	Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 26, 2021 (File No. 001-32236);

(2)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on May 7, 2021 (File No. 001-32236);

(3)	Current Report on Form 8-K, filed on February 22, 2021 (Item 5.02 only) (File No. 001-32236);

(4)

Definitive Proxy Statement on Schedule 14A, filed on March 26, 2021 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020) (File No. 001-32236);

(5)	The description of shares of common stock contained in our Annual Report on Form 10-K for the year ended December 31, 2019 (File No. 001-32236); and

(6)

All documents filed, but not furnished, by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offerings to which this prospectus relates.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon such person’s written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from the Corporate Secretary, Cohen & Steers, Inc., at 280 Park Avenue, 10th Floor, New York, New York 10017. You may also contact the Corporate Secretary at (212) 832-3232.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from our sale of shares of common stock pursuant to this prospectus from time to time to enhance our asset management platform, launch new products, expand distribution, and for other general corporate purposes. Pending specific application of the net proceeds, we intend to invest them in short-term marketable securities.

We will not receive any proceeds from the sale of any shares of common stock offered by the selling stockholders.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock. The following description of our capital stock is a summary and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part, and by applicable law.

Common Stock

All outstanding shares of our common stock are, and all shares of common stock to be outstanding immediately following this offering will be, fully paid and nonassessable.

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.

Holders of our common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution.

Holders of our common stock do not have preemptive, subscription, redemption or conversion rights.

Preferred Stock

Our Amended and Restated Certificate of Incorporation authorizes our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by our stockholders. Our board of directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

•	the designation of the series;

•

the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of us or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of holders of the series.

We have no intention at the present time of issuing any preferred stock, and would make any determination to issue preferred stock only based on our judgment as to our best interests and the best interests of our stockholders. Moreover, our policy is that we would only issue preferred stock for capital raising purposes and would not issue preferred stock with voting or other rights that are disproportionate to the economic interests of such preferred stock. Nevertheless, we could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of stockholders might believe to be in their best interests or in which they might receive a premium for their common stock over the market price of the common stock.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which would apply so long as the common stock remains listed on the New York Stock Exchange, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Anti-Takeover Effects of Provisions of Delaware Law

We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:

•	prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of our voting stock.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “CNS.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company N.A.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-

UNITED STATES HOLDERS

The following discussion is a summary of the material United States federal income tax consequences to a Non-United States Holder (as defined below) of the purchase, ownership and disposition of our common stock. Except where noted, this summary deals only with common stock held as a capital asset.

For purposes of this summary, a “Non-United States Holder” means a beneficial owner of our common stock (other than an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not for United States federal income tax purposes any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not represent a detailed description of the United States federal income and estate tax consequences to you in light of your particular circumstances and does not address the effects of any other United States federal tax laws (such as the Medicare tax on net investment income or estate and gift tax laws) or any state, local or non-United States tax laws. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or partner of a partnership holding our common stock, you should consult your tax advisors.

We will summarize any special United States federal tax considerations relevant to a particular issue of our common stock in the applicable prospectus supplement.

If you are considering the purchase of common stock, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in your adjusted tax basis in your common stock, and to the extent the amount of the distribution exceeds your adjusted tax basis in your common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “— Gain on Disposition of Common Stock”).

Dividends paid to you generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with your conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis generally in the same manner as if you were a United States person as defined under the Code. If you are a foreign corporation, any such effectively connected dividends received by you may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-United States Holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain Non-United States Holders that are pass-through entities rather than corporations or individuals.

If you are eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

Subject to the discussion of backup withholding below, any gain realized on the sale, exchange or other taxable disposition of our common stock generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment);

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

A Non-United States Holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the Non-United States Holder were a United States person as defined under the Code. In addition, if any Non-United States Holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such Non-United States Holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual Non-United States Holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.

Information Reporting and Backup Withholding

In general, information reporting will apply to distributions paid to you and any tax withheld with respect to such distributions. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

You will not be subject to backup withholding for distributions paid to you if you certify under penalties of perjury that you are a Non-United States Holder (and the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless you certify under penalties of perjury that you are a Non-United States Holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our common stock to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our common stock, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

SELLING STOCKHOLDERS

The following table sets forth the name, the number of shares of common stock beneficially owned as of May 7, 2021, the maximum number of shares of common stock that may be offered pursuant to this prospectus and the number of shares of common stock that would be beneficially owned after the sale of the maximum number of shares of common stock for each selling stockholder identified in this prospectus. In addition, an indeterminate number of additional shares of common stock may be offered and sold by other selling stockholders to be identified in future supplements to this prospectus, and/or, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part or a periodic or current report under the Exchange Act that is incorporated by reference into such registration statement and prospectus.

	Shares Beneficially Owned			Maximum Number of Shares to be Sold Hereunder		Shares Beneficially Owned after the Sale of the Maximum Number of Shares
Name of Selling Stockholder	Number		Percentage			Number	Percentage
Robert H. Steers	108,832	(1)	0.2%	251,246	(2)	—	—
Martin Cohen	1,049,359	(3)	2.2%	1,054,734	(4)	—	—
The Robert H. Steers 2018 Revocable Trust	6,883,491	(5)	14.3%	6,883,491		—	—
The Hilltop GST Non-Exempt Descendants’ Trust	3,838,897	(6)	8.0%	3,838,897		—	—
The Sunnyridge GST Exempt Family Trust	950,920	(7)	2.0%	950,920		—	—
Hamilton-Steers 2017 Trust FB Robert Hamilton Steers	334	(8)	*	334		—	—
The Martin Cohen 2018 Revocable Trust	8,381,461	(9)	17.4%	8,381,461		—	—
Michele Cohen(10)	299,779		*	299,779		—	—

*	Less than 1%.
(1)

We have also issued restricted stock units that represent a contractual right to receive a share of common stock on a specified delivery date in the future. The number of shares of common stock set forth above does not include the restricted stock units held by Mr. Steers since Mr. Steers does not have the right to acquire the shares underlying the restricted stock units within sixty days of the original date of filing of the registration statement of which this prospectus forms a part. The number of shares of common stock set forth above does not include shares held in trust described in footnotes 5, 6, 7 and 8 below.

(2)

Includes up to 142,414 shares of common stock scheduled to be delivered pursuant to outstanding restricted stock units held by Mr. Steers as of the original date of filing of the registration statement of which this prospectus forms a part. See footnote 1 above.

(3)

The number of shares of common stock set forth above includes 602 shares scheduled to be delivered pursuant to outstanding restricted stock units held by Mr. Cohen and that Mr. Cohen has the right to acquire within sixty days of the original date of filing of the registration statement of which this prospectus forms a part. The number of shares of common stock set forth above does not include the remaining restricted stock units held by Mr. Cohen described in footnote 4 below since Mr. Cohen does not have the right to acquire the shares underlying the restricted stock units within sixty days of the original date of filing of the registration statement of which this prospectus forms a part. The number of shares of common stock set forth above does not include shares held in trust described in footnote 9 below. The number of shares of common stock set forth above does not include 299,779 shares held by Michele Cohen, an immediate family member of Mr. Cohen, described in footnote 10 below.

(4)

Includes up to 5,375 shares of common stock scheduled to be delivered pursuant to outstanding restricted stock units held by Mr. Cohen as of the original date of filing of the registration statement of which this prospectus forms a part. See footnote 3 above.

(5)	Mr. Steers and a member of Mr. Steers’ immediate family serve as trustees of the trust.
(6)	A member of Mr. Steers’ immediate family and an independent third party serve as trustees of the trust. Mr. Steers disclaims beneficial ownership of the shares held by this trust.

(7)	A member of Mr. Steers’ immediate family and an independent third party serve as trustees of the trust. Mr. Steers disclaims beneficial ownership of the shares held by this trust.
(8)	Mr. Steers and an independent third party serve as trustees of the trust.
(9)	Mr. Cohen and Michele Cohen serve as trustees of the trust.
(10)	Michele Cohen is an immediate family member of Mr. Cohen. The number of shares of common stock set forth above does not include shares held in trust described in footnote 9 above.

PLAN OF DISTRIBUTION

We and the selling stockholders, and their pledgees, donees, transferees or other successors in interest, may from time to time offer and sell, separately or together, some or all of the shares of common stock covered by this prospectus. Registration of the shares of common stock covered by this prospectus does not mean, however, that those shares necessarily will be offered or sold.

The shares of common stock covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	on the New York Stock Exchange (including through at the market offerings);

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	through broker-dealers, who may act as agents or principals;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	in a block trade in which a broker-dealer will attempt to sell a block of shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through put or call option transactions relating to the shares of common stock;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above or by any other legally available means.

In effecting sales, brokers or dealers engaged by us or the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of shares of common stock by a broker-dealer as principal and resales of the shares of common stock by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers on a best efforts basis.

Neither we nor the selling stockholders have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares of common stock covered by this prospectus. At any time a particular offer of the shares of common stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of the shares of common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of common stock covered by this prospectus.

To the extent required, the applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the common stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

If we utilize a dealer in the sale of the shares of common stock being offered pursuant to this prospectus, we will sell the shares of common stock to the dealer, as principal. The dealer may then resell the shares of common stock to the public at varying prices to be determined by the dealer at the time of resale.

We or the selling stockholders may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase common stock from us at the public offering price set forth in the revised prospectus or prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commission that we or the selling stockholders must pay for solicitation of these contracts will be described in a revised prospectus or prospectus supplement.

In connection with the sale of the shares of common stock covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriters, broker-dealers or agents participating in the distribution of the shares of common stock covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act.

We and the selling stockholders may agree to indemnify underwriters, broker-dealers or agents against certain liabilities, including liabilities under the Securities Act, and may also agree to contribute to payments which the underwriters, broker-dealers or agents may be required to make.

Certain underwriters, broker-dealers or agents who may become involved in the sale of the shares of common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation.

Some of the shares of common stock covered by this prospectus may be sold by the selling stockholders in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Brian W. Heller, Esq., Senior Vice President, Corporate Counsel and Assistant Secretary of the Company.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Up to $100,000,000

Common Stock

Cohen & Steers, Inc.

PROSPECTUS SUPPLEMENT

BofA Securities

April 22, 2024